EXHIBIT 15.1

April 11, 2012

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Ossen Innovation Co., Ltd. pursuant to Item 16F of Form 20-F to be filed with the Commission, as part of the Company's annual report on Form 20-F. We agree with the statements concerning our Firm in such Form 20-F. We have no basis to agree or disagree with any other statements made in the filing.

Very truly yours,

/s/ Sherb & Co., LLP

Sherb & Co., LLP